Exhibit 31.3

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350,

Chapter 63 of Title 18 United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated:	August 14, 2003	/s/ Joshua S. Boger
Joshua S. Boger
Chairman and CEO (principal executive officer)

Dated:	August 14 2003	/s/ Ian F. Smith
Ian F. Smith
Vice President and Chief Financial Officer (principal financial officer)